Exhibit 10.3

Consulting Agreement

THIS CONSULTING AGREEMENT (the “Agreement”), effective as of June 8, 2019 is entered into by and between Kubient, Inc., a Delaware corporation (“Company”), Philip Anderson, (“Consultant”).

Recitals

The Company and Consultant desire to enter into a relationship whereby Consultant will act as Company’s non-exclusive consultant under the terms and conditions stated in this Agreement.

In consideration of the mutual agreements contained in this Agreement, and intending to be legally bound, the parties hereto as follows:

1.           Consultation

Company appoints Consultant as its non-exclusive consultant to provide the services described in Section 2 below (the “Services”). Consultant accepts the appointment and agrees to use its best efforts to provide the Services to the Company in accordance with the professional standards of the current employees located in New York City, New York, USA.

2.           Duties of Consultant

During the term of this Agreement, Consultant shall provide the following Services to the Company:

A.  Overall business strategy around marketing, go to market strategy and industry positioning.

B. Advise company and make relevant introductions in preparation for Initial Public Offering.

C. Implement best practices for company financial reporting.

D. Engage and assist auditors to expedite our 2018 audit.

3.           Compensation

Consultant shall provide an itemized invoice reasonably describing the work performed and the hours or service (the “Professional Invoice”). As consideration for the Services, the Company shall pay Consultant $10,000 per month based upon companies payroll schedule.

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The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s employee, Consultant will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.

4.           No Agency

Consultant is not authorized to and shall not act as the agent or agency of Company or bind or commit the Company to any obligation to any third party, or incur any liability on behalf of the Company, or accept payments on behalf of the Company, or make any representations on behalf of the Company concerning acceptance of orders, delivery dates, performance guarantees, allowances, returns, settlements, adjustments, or similar matters, unless Consultant shall be expressly authorized in writing by the Company to do so. Consultant shall be responsible for advising third parties with whom it deals on Company’s behalf of this limitation.

5.           Taxes/Insurance

Consultant is responsible for all United States federal, state or local taxes or foreign taxes resulting from compensation received from the Company. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income. Consultant shall pay all applicable unemployment and disability insurance require by the applicable states or states Consultant conducts business.

6.           Costs

Unless otherwise approved for reimbursement by the Company, Consultant shall be responsible for all of his own expenses, including but not limited to, all rental costs, salaries, taxes, licenses, permits, postage, telephone, telegraph, courier and traveling expenses, etc., and Consultant shall not be entitled to reimbursement from Company. Consultant shall have the right to employ and discharge such persons as in his judgment maybe necessary to allow him to fulfill his responsibilities under this Agreement. Such persons shall be employees of Consultant and not of the Company, and Consultant alone shall be liable for the payment of their compensation and any expense incident to his or their operations. Consultant shall possess or obtain, at his own expense all necessary licenses and permits and shall comply with all laws, ordinances, rules or regulations in territory of operation and be responsible for any infraction or violation and any expense or damages resulting from any of them.

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7.           Confidential Material

Consultant shall execute the Companies Non-Disclosure, Non-Solicitation and Intellectual Property Transfer Agreement attached hereto and is incorporated by reference herein. Consultant shall not use any open source code or third party source code except as permitted by the Company in writing. Consultant shall not use any confidential information of any third party when performing Services.

8.           Independent Contractor

It is understood and agreed between the Company and Consultant that nothing contained in this Agreement shall create a relationship of employer and employee or principal and agent between the Company and Consultant. The Consultant is, and under terms of the Agreement continues to be, an independent contractor, acting as a Consultant of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority.

9.           Indemnification

The Company agrees to indemnify and hold harmless Consultant, its directors, officers, employees and agents, against any loss, claim, damage, liability or expense, including reasonable attorneys’ fees (collectively “Loss”) as incurred to which the Consultant, its directors, officers, employees or agents may become subject, to the extent such Loss arises out of or is based upon the Company’s breach of the Agreement.

Consultant agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents, against any Loss as incurred to which the Company, shall indemnify the Company to the extent permitted by law against all costs, charges and expenses whatsoever (including reasonable attorneys’ fees) incurred to which the Company, its directors, officers, employees or agents may become subject, to the extent such Loss arises out of or is based upon the Consultant’s breach of the Agreement.

10.        Obligations of Consultant

Consultant represents and warrants that it will comply with the policies of the Company as such exists from time to time applicable laws of each and every jurisdiction in which it operates and/or performs services for or on behalf of the Company; that it will not accept any compensation whatsoever from any source other than the Company for any services for which it receives compensation from the Company; that it will not make any payments whatsoever to any vendor, or agent, or any other party, except as otherwise provided in this Agreement, with regard to any services it performs for or on behalf of the Company and/or business it obtains, administers, and/or receives compensation for from the Company; and that, when requested by Company, it will confirm compliance (including the provision of supporting documentation) with any and/or all of the foregoing as directed by, and in written form satisfactory to the Company in its sole discretion. Consultant further represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

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11.        Remedies Cumulative; No Waiver

All remedies specified herein or otherwise available shall be cumulative and in addition to any and every other remedy provided hereunder or now or hereafter available. No waiver or failure (intentional or unintentional) to act with respect to any breach or default hereunder shall be deemed to be a waiver with respect to any subsequent breach or default, whether of a similar or different nature. No delay of failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided in this Agreement.

12.        Prior Agreement

This Agreement cancels and supersedes all previous agreements between the parties, whether oral or in writing and constitutes the entire agreement of the parties hereto and shall not be amended or altered in any respect except in writing by the parties.

13.        Governing Law; Jurisdiction

This Agreement shall in all respects be constructed and interpreted in accordance with and governed by the laws of the State of New York, United States of America, without giving effect to the conflict of law’s provisions

The parties hereby submit to the exclusive jurisdiction to a federal or state court located in the City of New York in the State of New York for the enforcement of this Agreement and waive any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Agreement. Consultant irrevocably waives any claim that the chosen jurisdiction is an inconvenient forum. This Section shall survive the termination of this Agreement.

16.        Term; Termination

This Agreement shall commence on the date hereof and be terminated by either party, with or without cause, upon 30 days prior written notice. Notwithstanding the foregoing, Consultant shall immediately cease all work and billing under this Agreement when directed by the Company and all billing for work shall cease.

Notwithstanding the foregoing, this Agreement shall automatically terminate without the need for written notice upon the death of Consultant cannot or is unwilling to perform its responsibilities under this Agreement, performs illegal or unethical acts detrimental to Company’s reputation, or any proceedings under any bankruptcy, reorganization, arrangement, insolvency, dissolution or other liquidation law of any jurisdiction are commenced by or against either party.

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The rights, duties and obligations of the parties hereto shall survive the termination of this Agreement.

17.        Notices

Any notice required or deemed necessary under any of the terms and conditions of this Agreement shall be considered properly given when sent by email or in a writing deposited in the mail, postage prepaid, registered or certified first class mail and addressed in the care of Company, and in the care of Consultant, to the address below, or such other address as either company shall specify for itself by like notice. Notice shall be deemed given upon the date of sending or transmission.

If to Company:

Kubient, Inc.

Attn: President

111 West 28th Street, 2nd Floor

New York, NY 10001

Email Paul@Kubient.com

If to Consultant:

___________________

Attn: ___________________

___________________

___________________

(____) ___-____

_____@_____________

18.        Assignment

Consultant shall neither assign nor transfer this Agreement or any interest therein with without the prior written consent of the Company.

19.        Severability

If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected thereby, and that provision shall be enforced to the greatest extent permitted by law.

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20.        Counterparts; Effectiveness

This Agreement may be executed in any number of counterparts, including by facsimile or electronic signature included in an Adobe PDF file, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

IN WITNESS WHEREOF, the Company and the Consultant have executed this Agreement effective as of the date set forth above.

“CONSULTANT”
PHIL ANDERSON

/s/ Philip Anderson
By Philip Anderson

“COMPANY”
KUBIENT, INC.

/s/ Paul Roberts
By: Paul Roberts

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